                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 9, 1996
                                                        ---------------------

                         ASIA MEDIA COMMUNICATIONS, LTD.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

     Nevada                           0-23462                    88-0207089
--------------------          ------------------------      --------------------
(State or Other                     (Commission                (IRS Employer
Jurisdiction of                     File No.)                Identification No.)
Incorporation)

Rue-Fritz-Courvoisier 40, 2300 La Chaux-de-Fonds, Switzerland
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)

Registrant's telephone number, including area code 011-4139-7656
                                                  ----------------------

                                      None
--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

               As a result of the rescission of the merger with Kremlyovskaya Group, Inc., a Delaware corporation ("KGI"), as described in Item 2 below, and the cancellation of the 89,125,000 shares of the Registrant's common stock issued in connection with such merger, the Registrant's Chairman, Ian Rice, who owned beneficially in excess of 51% of the Registrant's total issued and outstanding shares of common stock prior to such merger, has resumed control of the Registrant.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

               On March 18, 1996 (the "Effective Date"), the Registrant, completed a merger (the "Merger") with Kremlyovskaya Group, Inc., a privately held Delaware corporation ("KGI"). Pursuant to the terms and provisions of an Agreement and Plan of Merger, dated the Effective Date (the "Merger Agreement"), by and among the Registrant, AMC Merger Co., Inc., a Nevada corporation and a wholly owned subsidiary of the Registrant ("MergerCo"), KGI and Riccardo Fanchini and Robert Gaspar, two principal shareholders of KGI, on the Effective Date, MergerCo was merged with and into KGI, with KGI being the surviving entity. In connection therewith, the shares of MergerCo's common stock outstanding immediately prior to the Merger were converted into shares of KGI's common stock and each of the 15,500 shares of KGI common stock outstanding immediately prior to the Merger was converted into the right to receive 5,750 shares (89,125,000 in the aggregate) of the Registrant's common stock.

               Subsequent to the Effective Date, the Registrant determined that there were breaches of certain of the representations and warranties made by the principal shareholders of KGI in the Merger Agreement, as a result of which financial statements audited in accordance with United States generally accepted accounting principles for KGI and its subsidiary, Kremlyovskaya Group NV, a Belgium corporation ("KGNV"), could not be obtained as required under applicable rules and regulations of the Securities and Exchange Commission. Consequently, Registrant and all of the other parties to the Merger Agreement entered into a Rescission Agreement, dated as of August 15, 1996 (the Rescission Agreement" annexed hereto as Exhibit (c)(i)), pursuant to which it was agreed that the Merger would be rescinded and treated as void ab initio. Such rescission (the "Rescission") was effected on October 9, 1996 when all of the 89,125,000 shares of the Registrant's common stock issued in connection with the Merger were returned to the Registrant for cancellation in exchange for the return of all of the issued and outstanding shares of KGNV to the former holders thereof. In addition, KGNV and its shareholders, among other things, paid substantially all of Registrant's costs and expenses, including legal and accounting fees, incurred in connection with the Merger and discharged certain obligations of the Registrant which it had assumed on behalf of KGNV in connection with the Merger.

               In connection with the Rescission, Messrs. Valentin Kassatkine, Robert Bruloot and Anthony Cataldo resigned as directors and officers of the Registrant and Mr. Charles Buhlmann and Mrs. Anke Rice were appointed as directors to fill the vacancies created thereby.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

                      (a)  FINANCIAL STATEMENTS.

                      None.

                      (b) PRO-FORMA FINANCIAL INFORMATION.

                      None.

                      (c)  EXHIBITS.

                      (c)(1) - Rescission Agreement, dated as of August 15, 1996, by and among Asia Media Communications, Ltd., Kremlyovskaya Group Inc., Kremlyovskaya Group NV, Riccardo Fanchini, Richard Gaspar, Yakov Tillman, Tadeus Tonley, Valentin Kassatkine, Guerman Liberman, Youri Bykhovski, Wengen Investments Ltd., Redwatch Investments Inc. SA, Safine A.G., Wallflower Investments Inc., SA, Able Investments Ltd., Whitehall Investments Company Inc. and Merton Trustees Ltd.

                                   SIGNATURES

               Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ASIA MEDIA COMMUNICATIONS, LTD.

                                            By:    /s/ Ian Rice
                                               ------------------------
                                                 Chairman

Date:  October 11, 1996